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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               September 10, 2000
                   (Date of Report - earliest event reported)

                           Dura Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            000-19809                   95-3645543
(State or other jurisdiction       (Commission              (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)

7475 Lusk Boulevard, San Diego, California                        92121
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (858) 457-2553


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ITEM 5.  OTHER EVENTS.

         On September 10, 2000, we, Elan Corporation, plc and a wholly owned subsidiary of Elan entered into an agreement and plan of merger. The merger agreement provides for the acquisition by Elan of our company. In connection with the merger, each outstanding share of our common stock will be converted into the right to receive 0.6715 american depositary shares of Elan. Elan's ADSs are traded on the New York Stock Exchange. We urge you to read the attached merger agreement carefully in its entirety. We can not assure you that the merger will be completed.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c). EXHIBITS.

2.1 Agreement and Plan of Merger, dated as of September 10, 2000 (the "Merger Agreement"), by and among Elan Corporation, plc, a public limited company organized under the laws of Ireland ("Elan"), Carbon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Elan, and Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura"). (Exhibits to the Merger Agreement have been omitted and will be supplementally provided to the SEC upon request.)

4.10 Second Amendment to the Rights Agreement dated September 10 between Dura and ChaseMellon Shareholder Services, L.L.C.

99.1     Joint Press Release, dated September 11, 2000, of Dura and Elan.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DURA PHARMACEUTICALS, INC.



Date: September 11, 2000                     /s/ Mitchell R. Woodbury
                                      ------------------------------------------
                                      By:    Mitchell R. Woodbury
                                             Sr. Vice President, General Counsel
                                             and Secretary


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                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 10, 2000, by and among Elan Corporation, plc, a public limited company organized under the laws of Ireland ("Elan"), Carbon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Elan, and Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura"). (Exhibits to the Merger Agreement have been omitted and will be supplementally provided to the SEC upon request.)

4.10 Second Amendment to the Rights Agreement dated September 10 between Dura and ChaseMellon Shareholder Services, L.L.C.

99.1     Joint Press Release, dated September 11, 2000, of Dura and Elan.


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